EXHIBIT 10.1


                         AGREEMENT OF PURCHASE AND SALE

                             BURNEY OAKS APARTMENTS

                                ARLINGTON, TEXAS

                                 By and Between

                      JMB INSTITUTIONAL APARTMENT LIMITED

                                 PARTNERSHIP-II

                        an Illinois limited partnership,

                                     Seller

                                      and

                        CORNERSTONE REALTY GROUP, INC.,

                             a Virginia corporation

                                   Purchaser

                            DATED: October __, 1998


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                         AGREEMENT OF PURCHASE AND SALE
                    BURNEY OAKS APARTMENTS, ARLINGTON, TEXAS

     THIS AGREEMENT OF PURCHASE AND SALE is made and entered into this ___ day of October, 1998 by and between JMB INSTITUTIONAL APARTMENT LIMITED PARTNERSHIP-II, an Illinois limited partnership ("Seller"), having an address of c/o Heitman Capital Management Corporation, 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601-6789, Attention: Howard J. Edelman; facsimile number (312) 541-6738, and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("Purchaser"), having an address of 306 E. Main Street, Richmond, Virginia 23215 Attention: Gus G. Remppies, facsimile number (804) 782-9302.


                                    RECITALS

     Seller is the owner of a parcel of real estate in Arlington, Texas, legally described on Exhibit A attached hereto and all buildings thereon (the "Real Property", which together with any and all appurtenances thereto is collectively referred to as the "Property"), commonly known as the Burney Oaks Apartments. The Property consists of twelve (12) buildings containing two hundred forty
(240) residential apartment units

     Subject to and on the terms and provisions of and for the considerations set forth in this Agreement, Seller has agreed to sell, and Purchaser has agreed to buy, the Property.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

     Closing. Shall have the meaning set forth in Section 4.1 hereof.

     Closing Date . As agreed between Seller and Purchaser but no later than October 28, 1998.

     Due Diligence Period. The period commencing on September 28, 1998 and ending on October 20, 1998.

     Escrow Company. Near North National Title Corporation.

     Title Company. Near North National Title Corporation, as agent for First American Title Company.

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2.   Sale: Purchase Price.

     2.1 Subject to the terms and provisions hereof, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller the Property.

     2.2 The total purchase price (hereinafter called the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Nine Million Three Hundred Thousand and no/100 Dollars ($9,300,000.00). The Purchase Price shall be payable in the following manner:

          (a) EARNEST MONEY. Purchaser shall, within two (2) business days after the delivery of this Agreement to Seller, deposit with the Escrow Company, as escrow agent, the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (hereinafter called the "Initial Earnest Money") which Initial Earnest Money shall be in the form of a wire transfer of immediately available United States of America funds. In the event Purchaser desires an extension of the Due Diligence Period, Purchaser shall provide Seller with written notice thereof and deposit with the Escrow Company, as escrow agent, the amount of One Hundred Thousand and 00/100 Dollars ($ 100,000.00 ) (hereinafter called the "Additional Earnest Money") which Additional Earnest Money shall be in the form of a wire transfer of immediately available United States of America funds. The Initial Earnest Money and the Additional Earnest Money are collectively, together with interest earned thereon, hereinafter called the "'Earnest Money". The Initial Earnest Money shall become nonrefundable at the close of business on October 29, 1998 unless this Agreement is terminated prior to the expiration of the Due Diligence Period. The Additional Earnest Money shall become nonrefundable upon the commencement of the Due Diligence Period extension by Purchaser's deposit of the Additional Earnest Money with the Escrow Company. The Earnest Money shall be held and disbursed by the Escrow Company acting as escrow agent pursuant to the Earnest Money Escrow Agreement in the form of Exhibit B attached hereto which the parties have executed simultaneously with this Agreement. The Earnest Money shall be invested in a federally issued or insured interest bearing instrument with any interest accruing thereon being deemed part of the Earnest Money and shall be paid to the party to which the Earnest Money is paid pursuant to the provisions hereof. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money and any interest thereon shall be applied to the Purchase Price to be paid by Purchaser at the Closing. In the event of a default hereunder by Purchaser or Seller, the Earnest Money shall be applied as provided herein.

          (b) CASH BALANCE. Purchaser shall. pay the balance of the Purchase Price, subject to the prorations described in Section 5 below, in cash (the "Cash Balance") by wire transfer of immediately available United States of America funds to the Title

                                      -2-


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Company for payment to Seller,  in accordance  with the terms and  conditions of this Agreement, no later than 11:00 am (Chicago, Illinois) on the Closing Date.

3. Conditions Precedent. In the event any of the conditions set forth in Sections 3.2(b) or 3.3 below shall not have been fulfilled, accepted or deemed accepted or waived as provided herein on or before the applicable dates specified herein, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller on or before the respective dates specified herein, and thereupon all Earnest Money shall be refunded to Purchaser and neither party shall have any further rights or obligations hereunder, except for the Surviving Obligations (as hereinafter defined).

     3.1 Seller's Deliveries. Seller has delivered or made available to Purchaser complete copies of the following items pertaining to the Property which are in Seller's actual possession:

          (a) all leases, occupancy agreements, and amendments thereto listed on
Schedule 1, and referenced in Section 6.6 (the "Leases");

          (b) all service contracts, equipment leases and other agreements listed on Schedule 2 (the "Service Contracts");

          (c) copies of the real estate tax bills for the current year and two prior years, if available;

          (d)  any  existing  environmental  reports,   including  any  Phase  I
environmental report;

          (e) the existing owner's title policy;

          (f) the existing survey (the "Existing Survey");

          (g) annual operating statements for the Property for the last two calendar years and monthly operating statements for the months in the current year; and

          (h) plans and specifications.

     Seller shall provide to Purchaser  any documents  described in this Section
3.1 and first coming into Seller's possession or produced by Seller after the initial delivery and continue to provide the same during the pendency of this Agreement.

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     In the event this  Agreement  terminates  for any reason,  Purchaser  shall immediately return to Seller all information delivered by Seller or Seller's agent(s) to Purchaser or Purchaser's agent(s). The foregoing provision shall survive termination of this Agreement.

     3.2 Due Diligence. Purchaser and its representatives shall be permitted to enter upon the Property at any reasonable time and from time to time before the Closing Date to examine, inspect and investigate the Property as well as all records and other documentation provided by Seller or located at the Property (collectively, "Due Diligence"). The Due Diligence shall be subject to the terms, conditions and limitations set forth in this Section 3.2 and Purchaser's conduct thereof shall be in strict compliance with its covenants and agreements contained herein.

          (a) Purchaser shall have a right to enter upon the Property for the purpose of conducting its Due Diligence provided that in each such instance (i) Purchaser notifies Seller of its intent to enter the Property to conduct its Due Diligence not less than forty-eight (48) hours prior to such entry; (ii) the date and approximate time period are scheduled with Seller, and (iii) Purchaser is in full compliance with the insurance requirements set forth in Section 3.2(f) hereof. At Seller's election, a representative of Seller shall be present during any entry by Purchaser or its representatives upon the Property for conducting its Due Diligence. Purchaser shall take all necessary actions to ensure that neither it nor any of its representatives interfere with the tenants or ongoing operations occurring at the Property. Purchaser shall not cause or permit any mechanic liens, materialmen's liens or other liens to be filed against the Property as a result of its Due Diligence.

          (b) Purchaser shall have, through the last day of the Due Diligence Period in which to conduct its Due Diligence and, in Purchaser's sole discretion, to determine whether the Property is acceptable to Purchaser. Purchaser may, for any or no reason, terminate this Agreement by giving written notice of termination to Seller on or before the last day of the Due Diligence Period. On or before the expiration of the Due Diligence Period, Purchaser shall deliver to Seller a written notice indicating whether it will proceed with the transaction. If Purchaser does not timely give notice of termination as aforesaid, Purchaser shall be deemed to have elected to purchase the Property in accordance with the terms and conditions of this Agreement and this Agreement shall continue in full force and effect. In the event of such termination, the Earnest Money, including any interest thereon, shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations.

          (c) Purchaser shall assume any or all of the Service Contracts on the Closing Date. In the event Purchaser desires to cancel any of the Service Contracts, Purchaser shall, prior to the Closing Date, notify Seller in writing requesting termination of any or all of the Service Contracts, which are noted on Schedule 2 as being terminable upon

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thirty (30) days notice,  that Purchaser does not elect to assume.  If Purchaser does give notice requesting termination of a Service Contract prior to the Closing Date, Purchaser shall be deemed to have accepted the assumption of such Service Contract. Purchaser shall assume all other Service Contracts listed on
Schedule 2.

          (d) Purchaser shall have the right to conduct, at its sole cost and expense, any Inspections, studies or tests that Purchaser deems appropriate in determining the condition of the Property, provided, however, Purchaser is not permitted to perform any intrusive testing, including, without limitation, a Phase II environmental assessment or boring, without (i) submitting to Seller the scope and inspections for such testing; and (ii) obtaining the prior written consent of Seller for such testing, which consent shall not be unreasonably withheld, denied or delayed, except in connection with ground water testing, in which case Seller may withhold its consent in its sole and absolute discretion.

          (e) Purchaser agrees and covenants with Seller not to disclose to any third party (other than its affiliates, investors, lenders, employees, agents, attorneys and other professionals and consultants in connection with the transaction contemplated herein) without Seller's prior written consent unless Purchaser is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transaction contemplated hereby. In the event that this Agreement is terminated, Purchaser agrees that all such information will be held in strict confidence.

          (f) Purchaser agrees to indemnify, protect, defend and hold Seller and its partners, trustees, beneficiaries, shareholders, members, managers, advisors and other agents and their respective partners, affiliates, trustees, beneficiaries, employees, officers, directors and shareholders (collectively, the "Indemnified Parties") harmless from and against any and all liabilities, demands, actions, causes of action, suits, claims, losses, damages, costs and expense (including without limitation actual reasonable attorneys fees and court costs and litigation expenses) made, brought, sought, suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Purchaser (including activities of any of Purchaser's employees, consultants, contractors or other agents) by reasons directly or indirectly arising out of, caused by or relating to the inspection of the Property, including, without limitation, mechanics' liens, damage to the Property, injury to persons or property resulting from such activities in connection therewith after notice. In the event that the Property is disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore the Property to its condition existing prior to the commencement of such activities which disturb or alter the Property. Furthermore, Purchaser agrees to maintain and cause any of its representatives or agents conducting any Due Diligence to maintain and have in effect commercial general liability insurance with (i) limits of not less than One Million and 00/100 Dollars (S1,000,000.00) for personal

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Diligence, to maintain and have in effect commercial general liability insurance with (i) limits of not less than One Million and 00/100 Dollars ($ 1,000,000.00) for personal injury, including bodily injury and death, and property damage,
(ii)  such   insurance   shall   name  JMB   Institutional   Apartment   Limited
Partnership-II,    Heitman   Capital   Management   Corporation   ("HCMC")   and
Kennedy-Wilson Properties, Ltd. as additional insureds and (iii) waiver of subrogation, if available. Purchaser shall deliver to Seller a copy of the certificate of insurance effectuating the insurance required hereunder prior to the commencement of such activities which certificate shall provide that such insurance shall not be terminated or modified without at least thirty (30) days' prior written notice to Seller.

          (g) Purchaser acknowledges and agrees that it shall have no right to review or inspect any of the following: (i) internal memoranda, correspondence, analyses, documents or reports prepared by or for Seller or an affiliate of Seller in connection with this (A) Agreement (B) the transaction contemplated by this Agreement, (C) the acquisition of the Property by Seller (other than environmental reports, if any) or (D) any prior or current contemplated reorganization of Seller and certain affiliated funds, (ii) communications between Seller and HCMC, and (iii) appraisals, assessments or other valuations of the Property in the possession of Seller or HCMC.

          (h) Purchaser agrees and covenants with Seller not to conduct or cause to be conducted any written or oral communications with any tenant regarding renegotiating current lease terms or renewal lease terms.

          (i) Sections 3.2(e) and 3.2(f) and such other provisions in this Agreement designated as surviving shall survive Closing for a period of four (4) months or any termination of this Agreement (collectively, the "Surviving Obligations").

     3.3 Title and Survey. Seller shall, at Seller's sole cost and expense, obtain and deliver to Purchaser for Purchaser's review a commitment for a standard owner's policy of title insurance along with a copy of each instrument listed as an exception thereon (the "Title Commitment") on the Real Property issued by the Title Company and the Updated Survey. During the Due Diligence Period, Purchaser shall have the right to obtain, at its sole cost and expense, any desired endorsements to the Title Commitment which are available. Purchaser may elect to receive modifications to the Updated Survey (the "Modified Survey") by notifying Seller of such election in writing within five (5) days after Purchaser's receipt of the Updated Survey. If Purchaser so elects, Seller shall, at Purchaser's sole cost and expense, obtain and deliver to Purchaser for Purchaser's review the Modified Survey. Purchaser shall have until the date which is fifteen days after receipt of the Title Commitment and Updated Survey (such date being referred to as the "Title Review Date") far examination of Title Commitment and Updated Survey and the making of any objections thereto, said objections to be made in writing and delivered to Seller on or before the Title Review Date. If

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exceptions  and  matters  and any  exceptions  or  matters  caused by or through
Purchaser shall be included in the term "Permitted Exceptions" as used herein. In the event Purchaser elects to receive the Modified Survey, then Purchaser shall have until the expiration of the Due Diligence Period for examination of the Modified Survey and the making of objections only to matters shown thereon that were not shown on the Updated Survey, such objections to be made in writing and delivered to Seller on or before the expiration of the Due Diligence Period. If Purchaser shall fail to make any such objections to the Modified Survey on or before the expiration of the Due Diligence Period, Purchaser shall be deemed to have accepted the form and substance of the Modified Survey and all matters shown thereon; all such exceptions and matters and any exceptions or matters caused by or through Purchaser shall be included as Permitted Exceptions. If any objections to (i) the Title Commitment or Updated Survey are made on or before the Title Review Date, or (ii) the Modified Survey with respect to matters not shown on the Updated Survey are made on or before the expiration of the Due Diligence Period, then Seller shall have the right but not, the obligation, to
(w) cure (by removal, endorsement or otherwise) such objections on or before the Closing Date or (x) terminate this Agreement by giving notice to Purchaser on or before the date which is two (2) business days after the Due Diligence Period. If no such notice from Seller concerning such election is received by Purchaser by such date, then Seller shall be deemed to have elected not to cure any such objections. If this Agreement is not so terminated by Seller, and any such objections are not cured by Seller by the scheduled Closing Date, then Purchaser may as its only option, elect to either: (y) waive such objection(s) and consummate the transaction contemplated by this Agreement without adjustment to the Purchase Price; or (z) terminate this Agreement in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party except for the Surviving Obligations.

4.   Closing; Conditions; Deliveries.

     4.1 Time, Place and Manner of Closing. The Closing shall be held on the Closing Date in the offices of the Title Company or at any location mutually acceptable to the parties.

     4.2 Condition to Parties' Obligation to Close. In addition to all other conditions set forth in this Agreement, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transaction contemplated hereunder shall be contingent upon the following:

          (a) The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

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          (b) As of the Closing Date,  the other party shall have  performed its obligations hereunder in all material respects and all deliveries to be made at Closing by such other party have been tendered;

          (c) As of the Closing Date, there shall exist no pending action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby; and

          (d) Simultaneously with execution of this Agreement, Purchaser shall have delivered to Seller a fully executed original ERISA certificate in the form of Exhibit F attached hereto.

          (e) Seller acknowledges that Purchaser is a public entity and that Purchaser is required to furnish statements to the Securities and Exchange Commission in connection with the acquisition of the Property. Seller hereby agrees to make any information required by the Securities and Exchange
Commission  available to Purchaser so that  Purchaser  may audit the last twelve
(12) months of operation of the Property in order that a report may be generated in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

     4.3 Deliveries. At Closing each party shall execute and deliver to the other and/or the Escrow Company the following documents:

          (a) Seller shall deliver to Purchaser and/or the Escrow Company:

               (i) a special warranty deed (the "Deed") to the Property in recordable form, duly executed by Seller and acknowledged and in substantially the same form as set forth in Exhibit G attached hereto, conveying to Purchaser title to the Real Property, subject to the Permitted Exceptions;

               (ii) a bill of sale duly executed by Seller and in substantially the same form as set forth in Exhibit H attached hereto, conveying to Purchaser title to all personal property owned by Seller and located at the Real Property, if any;

               (iii) an assignment to Purchaser of the Leases duly executed by Seller and in substantially the same form as set forth in Exhibit I attached hereto;

               (iv) an assignment to Purchaser of the Service Contracts and other third party contracts pursuant to Section 5.8 hereof being assumed hereunder, licenses and permits affecting the Property (to the extent freely assignable) duly executed by Seller and in substantially the same form as set forth in Exhibit J attached hereto;

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               (v) a non-foreign  transferor  certification  pursuant to Section
1445 of the Internal Revenue Code and any similar provisions of applicable state law, in substantially the same form as set forth on Exhibit K attached hereto (the "Affidavit");

               (vi) a certified resolution of Seller certifying that Seller has the legal power, right and authority to consummate the sale of the Property;

               (vii) originals of the leases and keys to the Property;

               (viii) originals or copies of all signed leases and rental agreements in effect with tenants of the Property not for more than one (1) year, Purchaser hereby agrees that for purposes of this Section 4.3(a)(viii) such leases and rental agreements shall be deemed delivered by Seller so long as such leases and rental agreements are located on the Property;

               (ix) an affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens;

               (x) to the extent owned by Seller and assignable, an assignment to Purchaser of all rights, title and interest of Seller in and to the business and trade name, "Burney Oaks Apartments" and the business telephone number (the "Intangible Property") in substantially the same form as set forth on Exhibit N;

               (xi) a written termination of the management agreement in substantially the same form attached hereto as Exhibit O;

               (xii) a representation letter as normally required by auditors for a public company in the form attached hereto as Exhibit P. The delivery of such representation letter shall survive the Closing for a period of four (4) months; and

               (xiii) any such other documents as are required by the Title Company.

          (b) Purchaser shall deliver to Seller or the Escrow Company:

               (i) the Cash Balance, by wire transfer, as provided in Section 2.2(b) hereof;

               (ii) an assumption duly executed by the Purchaser of the assignments described in Sections 4.3(a)(iii) and (iv); and

                                       -9-


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               (iii)  a  certified   resolution  of  Purchaser  certifying  that
Purchaser has the legal power, right and authority to consummate the purchase of the Property.

          (c) Seller and Purchaser  shall jointly deliver to the Escrow Company:

               (i) A closing statement;

               (ii) All transfer declarations or similar documentation required by law;

               (iii) Letters to the tenants of the Property in the form of Exhibit L attached hereto; and

               (iv) Notices in substantially the form of Exhibit M attached hereto to the other party to each Service Contract assumed by Purchaser pursuant to Section 3.2(c) of this Agreement.

          (d) The Escrow Company shall deliver to Purchaser an initialed mark-up of the Title Commitment, extending the effective date to the Closing Date, insuring Purchaser as owner of the Real Property in the full amount of the Purchase Price, and removing all exceptions other than Permitted Exceptions.

          (e) Seller shall  deliver all  apartment  units vacated at least seven
(7) days prior to the Closing Date in rent ready condition on the Closing Date.

     4.4 Permitted Termination. So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied or waived as of the Closing Date or such earlier date as provided herein, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party before the Closing Date, or elect to close, notwithstanding the non-satisfaction of such condition, except Seller's obligation to make apartment units rent-ready and to deliver the Property in the condition set forth herein, in which event such party shall be deemed to have waived any such condition.

5. Prorations. All items of income and expense shall be paid, prorated or adjusted as of the close of business on the day prior to the Closing Date (the "Proration Date") in the manner hereinafter set forth:

     5.1 Purchaser shall be credited with the amount of all rents received by Seller and attributable to any month commencing after the Closing Date, (ii) all unapplied cash security deposits held by Seller and which were made by tenants under all leases of the Real Property

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in effect as of the Closing Date,  and (iii) all prepaid  security  deposits for leases whose terms have not commenced as of the Closing Date.

     5.2 Any amounts received from tenants after Closing shall be applied on a tenant by tenant basis in the following order: (i) first on account of any amount then due and payable to Purchaser from such tenant(s); (ii) next, on account of any amount due Seller from such tenant(s) for the period up to and including the Proration Date and (iii) finally, any balance then remaining to Purchaser. Seller retains the right to pursue its remedies against tenants after Closing for any delinquent payments or other amounts owed to Seller, except for actions or proceedings affecting possession or landlord liens. However, Seller will not exercise any such rights or remedies unless such delinquent rents have not been collected by Purchaser and paid to Sell within three (3) months after the Closing Date. Any money due to Seller shall be remitted to Seller within five (5) business days after the end of each month in which Purchaser receives such money.

     5.3  Operating  expenses,   including,  without  limitation,   transferable
permits, licenses, membership dues, and any other prepaid expenses, shall be prorated between Purchaser and Seller based upon the actual days of their respective ownership of the Property utilizing the actual expenses or reasonable estimates.

     5.4 Real estate taxes shall be prorated between Seller and Purchaser based upon the actual days of ownership of the parties for the year in which Closing occurs utilizing the most recent ascertainable tax bill(s). Seller and Purchaser agree to reprorate said real estate taxes upon Purchaser's receipt of the actual tax bill for the tax year in question, if any. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date.

     5.5 Except for utilities billed directly to tenants, utilities shall be prorated as of the Proration Date based upon estimates using the prior month's actual invoices.

     5.6 All insurance policies and property management agreements shall be terminated as of the Closing Date and there shall be no proration with respect to these items.

All other items which are customarily prorated in transactions similar to the transaction contemplated hereby and which were not heretofore dealt with, will be prorated as of the Proration Date. In the event any prorations or computations made under this Section are based on estimates or prove to be incorrect, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the party from whom it is entitled to such adjustment within one hundred and twenty days after the end of the current calendar year.

6.   Seller's   Representations,   Warranties  and   Covenants.   Seller  hereby
represents, warrants and covenants as follows:

     6.1 Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.

     6.2 Requisite Action. All requisite action (corporate, trust partnership or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained to permit Seller to enter into this Agreement and consummate the transaction contemplated hereby.

     6.3 Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

     6.4 Validity. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

     6.5 Conflicts. None of the execution and delivery of this Agreement and documents referenced herein, the incurrence of the obligations set forth herein, the consummation of the transactions herein contemplated or referenced herein conflicts with or results in the material breach of any terms, conditions or provisions of or constitutes a default under, any bond, note, or other evidence of indebtedness or any contract, lease or other agreements or instruments to which Seller is a party.

     6.6 Leases. Attached hereto as Schedule 1 is a complete and accurate list of the leases, occupancy agreements and amendments thereto (collectively "Lease Documents") relating to the Property as of the date of this Agreement, which shall be updated by Seller prior to Closing, if necessary including the addition thereto of Lease Documents executed after the date of this Agreement through the Closing Date.

     6.7 Service Contracts. Attached hereto as Schedule 2 is a complete and accurate list of the service contracts, equipment leases and other agreements relating to the Property as of the date of this Agreement which shall be updated by Seller prior to Closing, if necessary including the addition thereto of any such agreements executed after the date of this Agreement through the Closing Date.

     6.8 Notices. Seller has not received any written notice that the Property, and all present uses and operations thereof, are in violation of any applicable zoning, or land-use laws.

     6.9 Litigation. Except as set forth on Schedule 3 and except for matters covered by insurance no litigation has been served upon Seller, nor to the best of the Seller's knowledge has been filed, or threatened in writing, affecting the Seller's ability to consummate the transaction contemplated by this Agreement. Schedule 3 shall be updated by Seller prior to Closing, if necessary.

     6. 10 Environmental Condition. Seller has no knowledge of any violation of Environmental Laws related to the Property or the presence or release (other than as permitted by law) of Hazardous Materials on or from the Property except as disclosed in the environmental reports, studies and other information relating to the environmental condition of the Property delivered by Seller to Purchaser or made available for Purchaser's review. The term "Environmental Laws" means the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials in effect as of the date of this Agreement. "Hazardous Materials" means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect as of the date of this Agreement, (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials.

     6.11 Indemnity. Seller shall indemnify and hold Purchaser harmless from and against any and all claims, actions, judgments, liabilities, liens, damages, penalties, fines, costs and reasonable attorneys' fees, foreseen or unforeseen, asserted against, imposed on or suffered or incurred by Purchaser (or the Property) directly or indirectly arising out of or in connection with any breach of the warranties, representations and covenants set forth in this Section 6. The warranties and representations set forth in this Section 6 shall be deemed remade as of Closing and updated if necessary, and said warranties and representations as so remade and updated, and the indemnity obligation set forth in herein shall survive Closing, provided that any claim by Purchaser based upon a misrepresentation or breach of any warranty or representation or indemnity obligation under this Section 6 shall be deemed waived unless Purchaser has (i) delivered to Seller written notice of such claim prior to the date which is four (4) months after the Closing Date, and (ii) filed suit within two (2) months after delivery to Seller of any such notice of claim.

     6.12 Dead-bolt Lock. Seller warrants that it has complied with the keyless, dead-bolt lock requirement pursuant to Section 92 of the Texas Property Code.

As used in this Section 6, the term "to Seller's knowledge" "actual knowledge" or "best of Sellers knowledge" or words of similar import (i) shall mean the actual knowledge of Howard J. Edelman and Tom Rogers and not to any other persons, (ii) shall mean the actual knowledge of such individuals, without any investigation or inquiry of any kind, and (iii) shall not mean such individuals are charged with knowledge of the acts, omissions and/or knowledge of Seller's agents or employees.

     Notwithstanding anything contained in this Agreement to the contrary, Seller shall have no liability for breaches of any representations, warranties and certifications (the "Representations") which are made by Seller herein or in any of the documents or instruments required to be delivered by Seller hereunder if Purchaser, its officers, employees, shareholders, members, partners, or agents had knowledge of such breach by Seller (including, without limitation, knowledge gained by Purchaser in the course of its Due Diligence as to a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate) at Closing where Purchaser elects to proceed to close the transaction contemplated by this Agreement, and Purchaser shall not otherwise have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of such Representation caused thereby, but Purchaser's sole right shall be to terminate this Agreement in which event, the Earnest Money shall be returned to Purchaser.

7. Purchase As-Is. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN SECTION 6 OF THIS AGREEMENT, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS "AS-IS, WHERE IS" CONDITION "WITH ALL FAULTS" AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN SECTION 6 OF THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER,

STRUCTURAL INTEGRITY, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY; OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 6 OF THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER WARRANTS TO
PURCHASER THAT ALL OF THE DOCUMENTATION RELATING TO THE PROPERTY PROVIDED TO PURCHASER BY SELLER HAS BEEN PREPARED IN THE ORDINARY COURSE OF BUSINESS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS SET FORTH IN SECTION 6 OF THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN, SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.

8. Confidentiality. Seller agrees and covenants with Purchaser not to disclose to any third party (other than its affiliates, investors, employees, agents, attorneys and other professionals and consultants in connection with the transaction contemplated herein) without Purchaser's prior written consent, unless Seller is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Seller which relates to the Property or Purchaser in any way, all of which shall be used by Seller and its agents solely in connection with the transaction contemplated hereby. In the event that this Agreement is terminated, Seller agrees that all such information will be held in strict confidence.

9. Purchaser's Representations, Warranties and Covenants. Purchaser hereby represents, warrants and covenants as follows:

     9.1 Power, Purchaser has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.

     9.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Purchaser in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained or shall not be obtained prior to the Closing Date to permit Purchaser to enter into this Agreement and consummate the transaction contemplated hereby.

     9.3 Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Purchaser have the legal power, right and actual authority to bind Purchaser to the terms and conditions hereof and thereof.

     9.4 Validity. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.

     9.5 Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor referenced herein conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, lease or other agreements or instruments to which Purchaser is a party.

     9.6 Litigation. There is no action, suit or proceeding pending or threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.

     9.7 Indemnity. Upon timely written notice to Purchaser by any indemnified Party, Purchaser shall have the right to defend the Indemnified Parties against any third party claims or actions. Purchaser shall also indemnify, protect and hold the Indemnified Parties harmless from and against any and all claims, actions, judgments, liabilities, liens, damages, penalties, fines, costs and reasonable attorneys' fees, foreseen or unforeseen, asserted against, imposed on or suffered or incurred by Seller directly or indirectly arising out of or in connection with any breach of the warranties, representations and covenants set forth in this
Section 8 or the inaccuracy of the ERISA Certificate. The warranties, representations and indemnities set forth in this Section 8 shall be deemed remade as of Closing and shall survive Closing, and said warranties and representations as so remade, and the indemnity obligation set forth in herein shall be deemed waived unless Seller has given Purchaser written notice of any such claim prior to the date which is four (4) months from the Closing Date.

10. Closing Costs. Seller shall pay the following expenses: (i) the costs to obtain a standard owner's title policy; (ii) the costs to obtain the Updated Survey; (iii) one-half of all closing escrow fees, including "New York Style" closing fees; and (iv) Seller's legal fees and expenses. Purchaser shall pay the following expenses: (a) the costs for any endorsements to the title policy; (b) the cost of any reinsurance of the title policy; (c) the costs to obtain modifications to the Updated Survey; (d) one-half of all closing escrow fees, including "New York Style" closing fees; (e) the fee for the recording of the Deed; (f) all costs and expenses incurred in connection with the transfer of any transferable permits, warranties or licenses in connection with the ownership or operation of the Property; (g) all costs and expenses associated with Purchaser's financing, if any; and (h) Purchaser's legal fees and expenses. The provisions of this Section 9 shall survive Closing or any termination of this Agreement.

11. Commissions. Seller shall be solely responsible for the payment of the commission to O'Boyle Properties, Inc. Seller and Purchaser each warrant and represent to the other that (other than O'Boyle Properties, Inc.) neither has had any dealings with any broker, agent, or finder relating to the sale of the Property or the transactions contemplated hereby, and each agrees to indemnify and hold the other harmless against any claim for brokerage commissions, compensation or fees by any broker, agent, or finder in connection the sale of the Property or the transactions contemplated hereby resulting from the acts of the indemnifying party. The provisions of this Section 10 shall survive Closing.

12. New York Style Closing. It is contemplated that the transaction shall be closed by means of a so-called New York Style Closing, with the concurrent delivery of the documents of title, transfer of interest, delivery of the title policy or marked-up title commitment described in Section 4.3(d) and the payment of the Purchase Price. Seller and Purchaser agree that disbursement of the Purchase Price, as adjusted by the prorations, shall not be conditioned upon the recording of the Deed, but rather, upon the agreement by the Title Company to issue the title policy. Seller and Purchaser shall each provide any undertaking to the Title Company necessary to accommodate the New York Style Closing.

13. Attorneys' Fees and Costs. In the event suit or action is instituted to interpret or enforce the terms of this Agreement, or in connection with any arbitration or mediation of any dispute, the prevailing party shall be entitled to recover from the other party such sum as the court, arbitrator or mediator may adjudge reasonable as such party's costs and attorney's fees, including such costs and fees as are incurred in any trial, on any appeal, in any bankruptcy proceeding (including the adjudication of issues peculiar to bankruptcy law) and in any petition for review. Each party shall also have the right to recover its reasonable costs and attorney's fees incurred in collecting any sum or debt owed to it by the other party, with or without litigation, if such sum or debt is not paid within fifteen (15) days following written demand therefor.

14. Notice. All notices, demands, deliveries and communications (a "Notice") under this Agreement shall be delivered or sent by: (i) first class, registered or certified mail, postage prepaid, return receipt requested, (ii) nationally recognized overnight carrier, or (iii) facsimile with original Notice sent via overnight delivery addressed to the address of the party in question set forth in the first paragraph of this Agreement and copies to the parties designated below or to such other address as either party may designate by Notice pursuant to this Section 13. Notices shall be deemed given (x) three business days after being mailed as provided in clause (i) above, (y) one business day after delivery to the overnight carrier as provided in clause (ii) above, or (z) on the day of the transmission of the facsimile so long as it is received in its entirety by 5:00 pm (New York City, New York Time) on such day and the original of such Notice is received the next business day via overnight mail as provided in clause (iii) above.

     Notices to Seller copy to:      Altheimer & Gray
                                     10 South Wacker Drive, Suite 4000
                                     Chicago, Illinois 60606
                                     Attn.: Melvin K. Lippe
                                     Facsimile No.: (312) 715-4800

     Notices to Purchaser copy to:      Harry S. Taubenfeld, Esq.
                                        Zuckerbrod & Taubenfeld
                                        575 Chestnut Street
                                        Cedarhurst, NY 11516
                                        Facsimile No.: (516) 374-3490

                                And     Bob Morrison, Esq.
                                        Brown McCarroll & Oak Hartline
                                        300 Crescent Court
                                        Suite 1400
                                        Dallas, TX 75201
                                        Facsimile No.: (214) 999-6170

15.  Fire or Other Casuality; Condemnation.

     15.1 If the Property or any part thereof is damaged by fire or other casualty prior to the Closing Date which would cost in excess of $200,000.00 to repair (as determined by an insurance adjuster selected by the insurance carriers), Purchaser may terminate this Agreement by written notice to Seller given on or before the earlier of (i) twenty (20) days following such casualty or (ii) the Closing Date. In the event of such termination, this Agreement shall be of no further force and effect and, except for the Surviving Obligations, neither party shall thereafter have any further obligation under this Agreement, and Seller shall direct the Escrow Company to promptly return all Earnest Money to Purchaser. If Purchaser does not elect to terminate this Agreement or the cost of repair is determined by said adjuster to be less than $200,000.00, then the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest to the balance of insurance proceeds paid or payable to Seller on account of such fire or casualty remaining after reimbursement to Seller for the total amount of all costs and expenses incurred by Seller in connection therewith including but not limited to making emergency repairs, securing the Property and complying with applicable governmental requirements. Seller shall reimburse Purchaser for any rent loss suffered by Purchaser which occurs after the Closing Date. Seller shall pay to Purchaser the amount of the deductible of any of Seller's applicable insurance policies.

     15.2 If any material portion of the Property is taken in eminent domain proceedings prior to Closing or a notice of intent to take is provided to Seller by any condemning authority, Purchaser may terminate this Agreement by notice to Seller given on or before the earlier of (i) twenty (20) days after such taking or (ii) the Closing Date, and, in the event of such termination, this Agreement shall be of no further force and effect and, except for the Surviving Obligations, neither party shall thereafter have any further obligation under this Agreement, and Seller shall direct the Escrow Company to promptly return all Earnest Money to Purchaser. If Purchaser does not so elect to terminate or if the taking is not material, then the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall deliver or assign to Purchaser on the Closing Date, without warranty or recourse, all of Seller's right, title and interest in and to all condemnation awards paid or payable to Seller. For purposes of this Section 15.2, the term "material" shall be defined as any diminution of the parking area or any taking of the Property which exceeds $200,000. Seller hereby agrees that in the event eminent domain proceedings occur within four (4) months after the Closing Date, Seller shall cooperate in any settlement or lawsuit between Purchaser and a condemning authority by providing Purchaser with reasonable information, in Seller's sole discretion, requested by Purchaser in assisting Purchaser with the valuation of the Property.

16. Operations After Date of This Agreement. Seller covenants and agrees with Purchaser that:

     (a) after the date hereof through the Closing, Seller will (except as specifically provided to the contrary herein):

          (i) Refrain from transferring any of the Property or creating on the Property any easements, liens, mortgages, encumbrances, or other interests which will survive Closing or permitting any changes to the zoning classification of the Land;

          (ii) Refrain from entering into or amending any contracts, or other agreements (excluding leases) regarding the Property (other than contracts in the ordinary and usual course of business and which are cancelable by the owner of the Property without penalty within thirty (30) days after giving notice thereof);

          (iii) Continue to operate, maintain, and repair the Property in a manner consistent with Seller's current practices;

          (iv) Comply with all of the material terms of the Leases; Refrain from offering the Property for sale or marketing the same; and

          (vi) Deliver to Purchaser copies of all Lease Documents entered into after the date hereof; and

          (vii) Enter into new leases only at market rates.

17. Assignment. Purchaser shall not assign this Agreement without Seller's prior written consent which consent may be withheld for any reason or no reason. Notwithstanding the foregoing, the parties hereby agree that Purchaser may assign this Agreement to any entity whereby Purchaser is the controlling partner without obtaining Seller's consent but with prior notice to Seller. Subject to the previous sentence, this Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and assigns. Seller's consent to any such assignment shall be conditioned upon Seller's receipt of the following not less than five (5) business days prior to the Closing Date: (i) a duly executed express assumption of all of the duties and obligations of Purchaser by the proposed assignee in a form acceptable to Seller, and (ii) an ERISA certificate, in the form of Exhibit F attached hereto and the content of which is satisfactory to Seller.

18.  Remedies.

     (a) (i) IN THE EVENT THAT SELLER SHALL FAIL TO CONSUMMATE THIS AGREEMENT AND SUCH FAILURE IS NOT A RESULT OF PURCHASER'S DEFAULT OR A TERMINATION OF THIS AGREEMENT BY PURCHASER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE PROVISIONS HEREOF, PURCHASER, IN THE CASE WHERE SUCH FAILURE IS BASED UPON A VOLUNTARY BREACH BY SELLER ("SELLER'S DEFAULT"), SHALL ONLY BE ENTITLED TO SEEK AT ITS ELECTION, EITHER: (A) THE REMEDY OF SPECIFIC PERFORMANCE, OR (B) DAMAGES IN AN AMOUNT NOT TO EXCEED $250,000.00 IN THE AGGREGATE FOR ALL RECOURSE OF PURCHASER UNDER THE PURCHASE DOCUMENTS (AS DEFINED IN SECTION 19 HEREOF). IN THE EVENT PURCHASER ELECTS THE REMEDY OF SPECIFIC PERFORMANCE, SELLER SHALL INDEMNIFY PURCHASER FOR ANY REASONABLE COSTS INCURRED BY PURCHASER, INCLUDING REASONABLE ATTORNEY'S FEES. IN NO EVENT SHALL SELLER BE LIABLE TO PURCHASER FOR ANY PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES. IN THE CASE WHERE SUCH FAILURE IS BASED UPON AN INVOLUNTARY BREACH BY SELLER, PURCHASER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE EARNEST MONEY. IN NO EVENT SHALL PURCHASER BE ENTITLED TO RECORD A LIS PENDENS OR NOTICE OF PENDENCY OF ACTION AGAINST THE PROPERTY FOR ANY REASON WHATSOEVER..

          (ii) PURCHASER SHALL (A) NOTIFY SELLER OF ITS ELECTION TO SEEK THE REMEDY OF SPECIFIC PERFORMANCE ON OR BEFORE THE DATE WHICH IS FORTY FIVE (45) DAYS AFTER THE DATE OF A SELLER'S DEFAULT AND (B) INSTITUTE PROCEEDINGS SEEKING SUCH REMEDY ON OR BEFORE THE DATE WHICH IS THIRTY (30) DAYS AFTER THE DATE OF PURCHASER'S NOTICE.

          (iii) PURCHASER SHALL BE DEEMED TO HAVE WAIVED ITS ELECTION TO SEEK TEE REMEDY OF SPECIFIC PERFORMANCE IF PURCHASER DOES NOT (x) NOTIFY SELLER OF SUCH ELECTION AS PROVIDED IN SECTION 17(a)(ii)(A) HEREINABOVE, OR (y) INSTITUTE PROCEEDINGS, SEEKING SUCH REMEDY AS PROVIDED IN SECTION 17(a)(ii)(B) HEREINABOVE.

          (iv) NOTWITHSTANDING ANYTHING IN THIS SECTION 17(a) TO THE CONTRARY, FAILURE OF A CONDITION PRECEDENT (AS SUCH TERM IS DEFINED IN SECTION 3) SHALL BE CONSIDERED AN INVOLUNTARY BREACH UNDER THIS SECTION 17(a).

     (b) IN THE EVENT THAT PURCHASER SHOULD FAIL TO CONSUMMATE THIS AGREEMENT FOR ANY REASON, EXCEPT SELLER'S DEFAULT OR THE

TERMINATION OF THIS AGREEMENT BY PURCHASER OR SELLER PURSUANT TO A RIGHT TO DO SO UNDER THE TERMS AND PROVISIONS HEREOF, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY MAY TERMINATE THIS AGREEMENT BY NOTIFYING PURCHASER THEREOF AND RECEIVE OR RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES, PROVIDED THAT THIS PROVISION SHALL NOT LIMIT SELLER'S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS FEES AND TO PURSUE AND RECOVER ON A CLAIM WITH RESPECT TO ANY SURVIVING OBLIGATIONS. THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF PURCHASER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF PURCHASER'S DEFAULT. THUS, SELLER SHALL ACCEPT AND RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION 17(b), SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY. IN THE EVENT SELLER IS ENTITLED TO THE EARNEST MONEY AS LIQUIDATED DAMAGES AND TO THE EXTENT SELLER HAS NOT ALREADY RECEIVED THE EARNEST MONEY, THE EARNEST MONEY SHALL BE IMMEDIATELY PAID TO SELLER BY THE ESCROW COMPANY UPON (I) THE ESCROW COMPANY'S RECEIPT OF WRITTEN NOTICE FROM SELLER THAT PURCHASER HAS DEFAULTED UNDER THIS AGREEMENT, AND PURCHASER AGREES TO TAKE ALL SUCH ACTIONS AND EXECUTE AND DELIVER ALL SUCH DOCUMENTS NECESSARY OR APPROPRIATE TO EFFECT SUCH PAYMENT AND (II) THE ESCROW COMPANY DELIVERING TO THE PURCHASER THREE (3) BUSINESS DAYS' PRIOR WRITTEN NOTICE OF THE ESCROW COMPANY'S INTENT TO DELIVER THE EARNEST MONEY TO SELLER.

     SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING LIQUIDATED DAMAGES

PROVISION AND BY THEIR SIGNATURES IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

SELLER:                                          PURCHASER:

JMB INSTITUTIONAL APARTMENT                      CORNERSTONE REALTY GROUP,
LIMITED PARTNERSHIP-II,                          INC., a Virginia corporation
an Illinois limited partnership


By:   Heitman/JMB Institutional                  By:
      Realty Advisors, Inc., an                     ----------------------------
      Illinois corporation                       Name:
      Its: Corporate General Partner                  --------------------------
                                                 Its:
                                                     ---------------------------
      By:
         --------------------------------
      Name: Howard J. Edelman
      Its:  Executive Vice President

19.  Miscellaneous.

     19.1 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitute the entire agreement of the parties hereto regarding the purchase and sale of the Property, and all prior agreements, understandings, representations and statements, oral or written, are hereby merged herein. In the event of a conflict between the terms of this Agreement and any prior written agreements, the terms of this Agreement shall prevail. This Agreement may only be amended or modified by an instrument in writing, signed by the party intended to be bound thereby.

     19.2 Time. All parties hereto agree that time is of the essence in this transaction. If the time for performance of any obligation hereunder shall fall on a Saturday, Sunday or holiday (national, in the State of Illinois or the state in which the Property is located) such that the obligation hereby can not be performed, the time for performance shall be extended to the next such succeeding day where performance is possible.

     19.3 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     19.4 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND FOR

ALL PURPOSES SHALL, BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     19.5 Publicity. Seller and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and continuing after the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use best efforts to prevent disclosure of this transaction.

     19.6 Recordation. Purchaser shall not record this Agreement or a memorandum or other notice thereof in any public office without the express written consent of Seller. A breach by Purchaser of this covenant shall constitute a material default by Purchaser under this Agreement.

     19.7 Benefit. This Agreement is for the benefit of Purchaser and Seller, and except as provided in the indemnities granted by Purchaser in this Agreement and in the Purchase Documents (as defined in Section 19) with respect to the Indemnified Parties listed therein, no other person or entity will be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.

     19.8 Section Headings. The Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof

     19.9 Further Assurances. Purchaser and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

     19.10 Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

     19.11 Waiver of Trial by Jury. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transaction related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this

Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

     19.12 Independent Counsel. Purchaser and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller's counsel prepared this Agreement in its final form.

     19.13 Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so. Purchaser agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing. Purchaser's obligation to purchase the Property shall not be subject to or conditioned upon Purchaser's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act approval or permit.

     19.14 No Waiver. No covenant term or condition of this Agreement other than as expressly set forth herein shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.

     19.15 Discharge and Survival, The delivery of the Deed by Seller, and the acceptance thereof by Purchaser shall be deemed to be the full performance and discharge of every covenant and obligation on the part of Seller to be performed hereunder except the Surviving Obligations or warranties that survive the Closing. No action shall be commenced after the Closing on any covenant or obligation except the Surviving Obligations.

20. Exculpation of Seller and Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed or to be executed in connection herewith (collectively, including this Agreement said exhibits and any such document, the "Purchase Documents"), it is expressly understood and agreed by and between the parties hereto that from and after the Closing: (i) the recourse of Purchaser or its successors or assigns against Seller with respect to the alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in any of the Purchase Documents (collectively, "Seller's

Undertakings") shall be limited to an amount not to exceed $250,000.00 in the aggregate of all recourse of purchaser under the Purchase Documents; and (ii) no personal liability or undertakings an alleged personal responsibility of any sort with respect to any of Seller's Undertakings or any breach thereof is assumed by, or shall at any time be asserted or enforceable against, Seller or HCMC, or against any of their respective shareholders, directors, officers, employees, agents, constituent partners, members, beneficiaries, trustees or representatives except as provided in (i) above with respect to Seller.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be as of the day and year first above stated.

                                     SELLER:

                                     JMB INSTITUTIONAL APARTMENT
                                     LIMITED PARTNERSHIP-II an Illinois limited partnership

                                     By: Heitman/JMB Institutional Realty
                                         Advisors, Inc., an Illinois corporation
                                         Its: Corporate General Partner

                                         By:
                                            ------------------------------------
                                         Name: Howard J. Edelman
                                         Its: Executive Vice President

                                     PURCHASER:

                                     CORNERSTONE REALTY GROUP, INC., a
                                     Virginia corporation

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Its:
                                         ---------------------------------------